Exhibit 3.329
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 04/29/1999
991171115 — 3036964
CERTIFICATE OF CONVERSION
FROM A
FOREIGN LIMITED PARTNERSHIP
TO A
DELAWARE LIMITED LIABILITY COMPANY
Under Section 18-214 of the
Delaware Limited Liability Company Act
1. The name of the foreign limited partnership to be converted hereby immediately prior to the filing of this Certificate of Conversion is Columbia Navarro Regional Hospital Subsidiary, L.P. (the “Limited Partnership”).
2. The jurisdiction where the Limited Partnership was first formed and its jurisdiction immediately prior to such conversion is Texas.
3. The Limited Partnership was created on February 27, 1997.
4. The name of the limited liability company as set forth in its Certificate of Formation is Triad-Navarro Regional Hospital Subsidiary, LLC.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of April 29, 1999.
COLUMBIA NAVARRO REGIONAL
HOSPITAL SUBSIDIARY, L.P.
By: Columbia North Texas Subsidiary, GP, LLC, its general partner
By: Columbia North Texas Healthcare
System, L.P., its sole managing member
By: North Texas General, LP., its general partner
By: NTGP, inc., its co-general partner
By: /s/ John M. Franck II
John M. Franck II
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 04/29/1999
991171115 — 3036964
CERTIFICATE OF FORMATION
OF
TRIAD-NAVARRO REGIONAL HOSPITAL SUBSIDIARY, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Triad-Navarro Regional Hospital Subsidiary, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 29,1999.
By: /s/ John M. Franck II
John M. Franck II
Authorized Person

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